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                                                                    EXHIBIT 23.1



                       CONSENT OF McGLADREY & PULLEN, LLP



     As independent auditors, we hereby consent to the incorporation by reference of our report, dated February 9, 2001, relating to the financial statements of Commonwealth Biotechnologies, Inc. for the years ended December 31, 1999 and 2000 included in the 2000 Annual Report to Shareholders and incorporated by reference into the Annual Report on Form 10-KSB, into the Company's previously filed Form S-8 Registration Statement, File No. 333-51074, and Form S-3 Registration Statement No. 333-51078.



Richmond, Virginia
March 30, 2001